Exhibit 10.1

OPHTHALIX, INC.

 STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (this “Agreement”) is made as of _______________, 2017 by and between OphthaliX, Inc., a Delaware corporation (the “Company”) and Can-Fite Biopharma Ltd. (“Can-Fite”).

Background

A.       The Company currently holds an aggregate of 1,000 ordinary shares, par value NIS 0.01 per share (the “EyeFite Common Stock”), of EyeFite Ltd. (“EyeFite”) and the Company is the sole holder of all issued and outstanding shares of the EyeFite Common Stock.

B.       The Company (including EyeFite) owes Can-Fite as of the date hereof, an aggregate amount of US$[________] (including interest) under certain support letters issued by Can-Fite to the Company and attached herein as Exhibit A (the “Deferred Debt”).

C.       The Company and Can-Fite have agreed that as consideration for the purchase by Can-Fite of the shares of EyeFite Common Stock (the “Shares”), Can-Fite shall irrevocably cancel and waive all indebtedness owed by the Company (including any of its subsidiaries) to Can-Fite including, without limitation, the Deferred Debt (the “Indebtedness”).

D.       CanFite, which is currently, and at Closing shall be, the owner, beneficially and of record, of approximately 82% of the outstanding shares of the Company, acknowledges that it is buying the Shares on an “AS IS” basis and without the benefit of any representations or warranties, express or implied, of any kind from the Company, EyeFite or any other person regarding the Shares or the assets, liabilities or operations of EyeFite or otherwise, except as expressly set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, representations, warranties and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.        Sale of Shares.

1.1        Sale of the Shares; Closing. Subject to the terms and conditions of this Agreement, at the Closing (as defined below), Can-Fite shall purchase the Shares, and the Company shall sell the Shares to Can-Fite, in consideration of the irrevocable cancellation and waiver of the Indebtedness. The purchase and sale of the Shares and the cancellation and waiver of the Indebtedness shall take place remotely via the exchange of documents and signatures on the date hereof, or at such other time and place as the Company and Can-Fite mutually agree upon, orally or in writing (which time and place are designated as the “Closing”).

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1.2        Delivery; Payment. At the Closing, subject to the terms and conditions hereof, (a) Can-fite will deliver to the Company a certificate representing the irrevocable cancellation and waiver of the Indebtedness, in the form attached hereto as Exhibit A (the "Waiver") in exchange for (b) a signed and executed share transfer deed evidencing the transfer of the Shares to Can-fite together with a share certificate representing the Shares.

2.        Representations and Warranties of the Company. The Company hereby represents and warrants to Can-Fite that, as of the date hereof and as of the Closing:

2.1        Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations of the Company hereunder, including the sale and delivery of the Shares has been taken or will be taken prior to the Closing. This Agreement constitutes valid and legally binding obligations of the Company, enforceable against the Company in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

2.2        Title to the Shares. The Company has good and valid title to the Shares being transferred pursuant to this Agreement in consideration for the cancellation and waiver of the Indebtedness and will deliver the Shares to Can-Fite free and clear of any security interests, liens, claims or encumbrances.

2.3        No Other Representations. Except for the representations and warranties expressly and specifically made by the Company in this Section 2, neither the Company nor any other person makes any other representation or warranty, whether expressed or implied, and any reliance on part of CanFite and/or any of its Representatives on any such other representation or warranty is hereby expressly disclaimed.

3.        Representations and Warranties of Can-Fite. Can-Fite hereby represents and warrants to the Company that, as of the date hereof and as of the Closing:

3.1       Authorization. Can-Fite has full power and authority to enter into this Agreement. All corporate action on the part of CanFite, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations of CanFite hereunder, including the waiver of the Indebtedness has been taken or will be taken prior to the Closing. This Agreement, when executed and delivered by Can-Fite, will constitute a valid and legally binding obligation of Can-Fite, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

3.2       No Debt. Other than the Deferred Debt, which shall be irrevocably cancelled at the Closing, neither the Company nor any of its subsidiaries (including EyeFite) owe (or following the Closing, will owe) CanFite, its officers or directors any funds.

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3.3        As-Is Transaction.

(a)        CanFite is experienced in the specific business of EyeFite and is aware of the risks involved in the industry in which EyeFite is involved.

(b)        CanFite is acquiring the Shares pursuant to the terms of this Agreement for investment for its own account, not as a nominee or agent.

(c)        CanFite acknowledges that it is accepting the Shares “AS IS.” CanFite has not relied on any representation, warranty or statements, written or oral, other than the representations and warranties contained in Section 2 above, and, without derogating from the generality of the foregoing, it has not received any guarantee, surety, undertaking or any other assurance, projection or representation as to the future performance and/or business or other condition of EyeFite.

4.       Conditions to Closing.

4.1        Conditions to the Obligation to Close. The parties' obligations to consummate the Closing shall be subject to the following:

(a)        The Company’s delivery and surrender to Can-Fite of a share certificate representing the Shares (or in the case of a lost, stolen or mutilated certificate, an affidavit of lost certificate).

(b)        The Company executing a share transfer deed in favor of Can-Fite over the Shares, in the form attached hereto as Exhibit B.

(c)        The Waiver duly signed and executed by Can-Fite.

5.        Miscellaneous.

5.1        Survival of Representations, Warranties and Covenants. The representations, warranties and covenants of the Company and Can-Fite contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing.

5.2        Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

5.3        Governing Law. This Agreement is to be construed in accordance with and governed by the internal laws of the State of Israel, without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Israel as to the rights and duties of the parties. The parties hereto irrevocably submit to the exclusive jurisdiction of the courts in Tel-Aviv, Israel in respect of any dispute or matter arising out of or connected with this Agreement.

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5.4        Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

5.5        Notices. Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be deemed to have been duly given (a) when hand delivered to the other party; (b) the next business day when sent by facsimile; or (c) the next business day after deposit with an international express delivery service (e.g., DHL or Federal Express). All communications shall be sent to the address or facsimile of a party appearing in its signature block hereto or at such address or facsimile as such party may designate.

5.6        Further Assurances. Can-Fite and the Company shall from time to time and at all times hereafter make, do, execute, or cause or procure to be made, done and executed such further acts, deeds, conveyances, consents and assurances without further consideration, which may reasonably be required to effect the transactions contemplated by this Agreement.

5.7        Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties with respect to the subject matter hereof and no party shall be liable or bound to any other party in any manner by any representations, warranties or covenants except as specifically set forth herein or therein. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Can-Fite.

5.8        Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party upon any breach or default under this Agreement shall be deemed a waiver of any other breach or default therefore or thereafter occurring. Any waiver, permit, consent, or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, or by law, or otherwise afforded to any of the parties, shall be cumulative and not alternative.

5.9        Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable under applicable law, then such provision shall be excluded from this Agreement and the remainder of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms; provided, however, that in such event this Agreement shall be interpreted so as to give effect, to the greatest extent consistent with and permitted by applicable law, to the meaning and intention of the excluded provision as determined by such court of competent jurisdiction.

5.10      Headings. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(Signature Page Follows)

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IN WITNESS WHEREOF, the parties have executed this Stock Purchase Agreement as of the date first written above.

OPHTHALIX, INC.

By:
Its:
Title:

Address:

CAN-FITE BIOPHARMA LTD.

By:
Its:
Title:

Address: